Exhibit 14.6

Consent of Snowden Mining Industry Consultants

Exhibit To Form 20-F

March 21, 2006

Silver Standard Resources Inc.

Suite 1180, 999 West Hastings Street

Vancouver, BC

Canada V6C 2W2

Dear Sirs:

Re:	Reports on the Maverick Springs Project, Nevada.

Snowden Mining Industry Consultants:

•

has reviewed the summary of the estimate of resources at the Maverick Springs Project in Nevada included in the Form 20-F for the year ended December 31, 2005 of Silver Standard Resources Inc. (“Silver Standard”) to be filed with the Securities and Exchange Commission in the United States and with the Canadian Securities Administrators in Canada;

•	confirms that each summary of an estimate of resources concurs with the estimate contained in our reports prepared for the Maverick Springs Project in Nevada;
•	consents to being referenced in the Form 20-F for the year ended December 31, 2005 of Silver Standard; and
•	consents to this consent being filed as an Exhibit to the Form 20-F for the year ended December 31, 2005 of Silver Standard.

Yours Sincerely,

Snowden Mining Industry Consultants

/s/ Andrew F. Ross
__________________________________
Per: Andrew F. Ross, P.Geo.
General Manager